UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 27, 2018
___________________________
VERA BRADLEY, INC.
(Exact name of registrant as specified in its charter)
___________________________

Indiana	001-34918	27-2935063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12420 Stonebridge Road, Roanoke, Indiana	46783
(Address of Principal Executive Offices)	(Zip Code)
(877) 708-8372
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On September 27, 2018, Vera Bradley, Inc. (the "Company") agreed to repurchase 200,000 common shares from the Patricia R. Miller 2007 Family Trust (the "Trust") at a price of $15.04 per share, representing an approximate three and one half percent (3.5%) discount from the closing price of $15.58 on September 26, 2018. P. Michael Miller is the trustee of the Trust and is a director of the Company. P. Michael Miller and Patricia Miller, the Company's co-founder and a director, are husband and wife. The transaction was approved by the Company’s Audit Committee and was effected as part of the Company’s previously announced share repurchase program. Following the Company’s September 27, 2018 repurchase, the Trust remains the beneficial owner of 1,083,340 of the Company’s common shares, or approximately 3.1% of the outstanding common shares, and approximately $6.4 million remained available under the Company’s share repurchase program.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vera Bradley, Inc.
(Registrant)

October 1, 2018	/s/ John Enwright
John Enwright Chief Financial Officer